                                                                   EXHIBIT 10.14

                        EXECUTIVE EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT is made as of the 9th day of January, 1998, by and between Internet Communications Corporation, a Colorado corporation ("the Company"), and Mary Beth Loesch ("President of Engineering Services Company").

     IN CONSIDERATION of the mutual covenants and agreements herein contained, it is agreed as follows:

     1.  Employment
         ----------

         (a) The Company hereby employs Mary Beth Loesch as its President of Engineering Services Company and President of Engineering Services Company hereby accepts such employment on the terms and conditions hereinafter set forth and subject to the general supervision, advice, and direction of the President/CEO of the Company.

         (b) President of Engineering Services Company agrees that she will at all times faithfully, industriously, and to the best of her ability, experience and talents, perform all of the duties that may be required of her pursuant to the express and implicit terms hereof to the reasonable satisfaction of the Company. President of Engineering Services Company shall devote her full business time, attention, and energies to the business of the Company. Such duties shall be rendered at 7100 East Belleview, Suite 201, Englewood, Colorado 80111 and at such other place or places as the Company shall in good faith require or as the interest, needs, business, or opportunity of the Company shall require.

         (c) All information relating to the business of the Company, including but not limited to the identity of its customers, business associate, its arrangements with such customers or business associates, its manner of operation and technical data relating to its operations and services, shall be treated as confidential by President of Engineering Services Company both during and after the cessation of President of Engineering Services Company's employment under this Agreement. Except in the ordinary course of President of Engineering Services Company's employment under this Agreement or with the prior written consent of the Company, President of Engineering Services Company shall not disclose any of such information at any time to any person except authorized personnel of the Company or its affiliates.

     2.   Term
          ----

          The term of employment hereunder shall be at will, subject to certain severance payments as outlined in section 8.

     3.   Compensation
          ------------

          (a) The Company shall pay to President of Engineering Services Company an initial base annual salary at the rate of $175,000 per
                                                                    --------
               year, commencing January 16, 1998.

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                                                                   EXHIBIT 10.14

          (b) In addition to her annual compensation, President of Engineering Services Company shall earn an annual performance bonus based upon criteria established by Tom Galley.

4.   Benefits
     --------

          (a) The Company shall reimburse President of Engineering Services Company for all reasonable expenses incurred by President of Engineering Services Company in connection with the Company's business affairs in accordance with guidelines established by the Company.

          (b) President of Engineering Services Company shall be entitled to vacations and to participate in other employee benefits in accordance with the policies set by the Board of Directors of the Company from time to time in effect.

          (c) The Company shall furnish President of Engineering Services Company with necessary office facilities including usual office furniture and equipment, telephone service, business cards, stationery, secretarial service and assistance, in accordance with standards adopted by the Board of Directors of the Company from time to time.

          (d) The Company shall provide the President of Engineering Services Company for business purposes with the use of any automobile which shall be procured, maintained, and insured by the Company at its sole cost and expense. Such automobile shall be the property of the Company and shall be returned to the Company upon termination of this Agreement.

     5.   Disability Payments
          --------------------

          If, during the term of this Agreement, President of Engineering Services Company shall become disabled because of sickness, injury or physical or mental disability, so that President of Engineering Services Company is unable to perform her duties under this Agreement, the Company agrees to continue to pay President of Engineering Services Company's salary (less any sums paid to or on behalf of President of Engineering Services Company pursuant to disability insurance coverage provided by the Company) during such period for a maximum of six months.

     6.   Termination
          -----------

          (a) It is agreed and understood that the Company may terminate this agreement at any time, and at such time subject to the severance compensation referred to in section 8. The following shall be considered termination for cause:

                    (i) President of Engineering Services Company, after receiving notice from the Chief Executive Officer of the Company that an activity of President of Engineering Services Company constitutes a conflict of interest with the Company, continues to engage in such activity; or

                    (ii) President of Engineering Services Company breaches any of the obligations under this Agreement or commits any acts of willful misconduct or gross nonfeasance or malfeasance with respect to the Company which are or could be materially detrimental to the Company or any of its subsidiaries; or

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                                                                   EXHIBIT 10.14

                    (iii) President of Engineering Services Company commits
                          theft or other dishonest or illegal acts or uses any illegal drugs; or

                    (iv) President of Engineering Services Company uses alcohol during employment hours or at other times in such amounts and/or frequency so as to impair President of Engineering Services Company's ability to perform her duties under this Agreement; or

                    (v) President of Engineering Services Company refuses or otherwise fails to follow a written directive of the Chief Executive Officer, to the extent such directive is capable of being performed, within a reasonable period after receiving such directive.

     7.   Severance Compensation
          ----------------------

          In the event the employment of President of Engineering Services Company is terminated for reasons other than those set forth in paragraph 6(a), then, President of Engineering Services Company shall receive, in addition to all other compensation earned as of the date of such termination, one hundred percent (100%) of President of Engineering Services Company's current base salary otherwise payable under paragraph 3(a) for an 18 month period at the election of the Company, in one lump sum or in normal Company payroll installments; provided however, if the employment is terminated because of disability, then in lieu of this severance compensation, President of Engineering Services Company shall be entitled 6 months compensation. Should the Company appoint another President of Engineering Services Company without terminating President of Engineering Services Company's employment, then the President of Engineering Services Company shall have the right to voluntarily resign and receive the severance compensation set forth above as if she had been terminated without cause as of the date of resignation.

     8.   Non-Competition and Trade Secrets
          ---------------------------------

          While President of Engineering Services Company is employed hereunder and during the 18 month period thereafter, President of Engineering Services Company shall not, without the prior written consent of the
          Company:

                    (a) directly or indirectly engage in any competing business as defined below, within the United States whether as an employee, owner, partner, participant, consultant or advisor of or for any business entity (which shall include any joint enterprise, sole proprietorship, trust, partnership, corporation or other association); or

                    (b) serve as an officer, director, trustee, employee, partner or in any similar capacity for any such business entity which conducts any competing business within the State of Colorado.

          The term "competing business" is hereby defined as activities substantially similar to any business conducted by the Company while President of Engineering Services Company is employed by it. The parties agree that neither the period of time, the scope of activities, nor the area covered by this paragraph 9 is unreasonable. If, however, it shall be judicially determined that any provision hereof is unenforceable in any respect, all provisions hereof shall not be declared invalid, but, rather this paragraph 9 shall be modified by the court in

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                                                                   EXHIBIT 10.14

          such manner as to become valid and enforceable. The existence of any claim or cause of action of President of Engineering Services Company against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the provisions of this paragraph 9.

     9.   Notices
          -------

          All notices and other communications required or permitted to be given by this Agreement shall be in writing and shall be given and shall be deemed received if and when either hand delivered and signed receipt is given therefor or mailed by registered or certified U.S. mail, return receipt requested, postage prepaid and if to the Company to:

               Internet Communications Corporation
               7100 East Belleview Avenue, Suite 201
               Englewood, CO  80111

          and if to President of Engineering Services Company to:

               Mary Beth Loesch
               9 Golden Eagle Lane
               Littleton, CO  80127

          or at such other address as either party hereto shall notify the other of in writing.

     10.  Entire Agreement:  Modification: Waiver
          ---------------------------------------

          This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar. No waiver shall be binding unless executed in writing by the party making the same.

     11.  Assignment
          ----------

          Because of the personal nature of the services to be performed by President of Engineering Services Company under this Agreement, President of Engineering Services Company shall not have the right to assign or transfer any of her rights, benefits, or obligations hereunder.

     12.  Specific Performance
          --------------------

          President of Engineering Services Company's obligations under this Agreement are unique. If President of Engineering Services Company should default in or threaten a breach of her obligations under this Agreement, in addition to any other available rights or remedies, the Company may sue for specific performance hereof and enjoin President of Engineering Services Company from committing such default or threatened breach of, in which event, President of Engineering Services Company expressly waives any defense concerning the adequacy of the Company's legal remedies and the absence of immediate or irreparable harm.

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                                                                    EXHIBIT 10.4

     13.  Recovery of Litigation Costs
          ----------------------------

          If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or because of an alleged breach of default of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover from the other party reasonable attorney fees and other costs incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

     14.  Continuing Liability After Termination
          --------------------------------------

          The obligations of the parties under this Agreement which by their nature would continue beyond the termination of this Agreement, including, by way of illustration only and not limitation, obligations to make any payment of compensation earned hereunder prior to the date of termination, or obligations pursuant to paragraphs 1 (c), 8, 9, 13, or 14, all shall survive termination of this Agreement.

     15.  Governing Law
          -------------

          This Agreement shall be governed by and interpreted pursuant to the internal laws of the State of Colorado, without reference to principles of conflict laws.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                             Internet Communications Corporation


                                          By:   /s/ Thomas C. Galley
                                             ----------------------------------
                                          President/CEO


                                                /s/ Mary Beth Loesch
                                          -------------------------------------
                                          Mary Beth Loesch

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